Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

International Money Express, Inc.
Miami, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2019, relating to the consolidated financial statements of International Money Express, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Miami, Florida

March 28, 2019